                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                             Rowan Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                             ROWAN COMPANIES, INC.
                      2800 POST OAK BOULEVARD, SUITE 5450
                           HOUSTON, TEXAS 77056-6127

C. R. PALMER
CHAIRMAN OF THE BOARD

                                                 March 20, 2002

Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders of Rowan Companies, Inc., which will be held in the Williams Auditorium located on Level 2 of the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 26, 2002 at 9:00 a.m., Central Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         At the meeting, stockholders will be asked to elect three Class II Directors and to vote on two proposals submitted by the Board of Directors of the Company. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTOR AND FOR EACH OF THE TWO PROPOSALS.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         Both your interest and participation in the affairs of the Company are appreciated.

                                                 Sincerely,

                                                 /s/ C.R.PALMER

                                                 C. R. Palmer
                                                 Chairman, President and
                                                 Chief Executive Officer

Rowan Companies, Inc. 2002 Proxy Statement

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                 NOTICE OF ANNUAL MEETING OF ROWAN STOCKHOLDERS
--------------------------------------------------------------------------------

DATE:       Friday, April 26, 2002

TIME:       9:00 a.m., Central Time

PLACE:      Williams Tower, Level 2 Auditorium
            2800 Post Oak Boulevard
            Houston, Texas

PURPOSE:    - To elect three Class II Directors for three-year terms
            - To vote on an amendment to the 1998 Convertible Debenture
              Incentive Plan
            - To vote on an amendment to the Restated 1988 Nonqualified
              Stock Option Plan
            - To conduct other business if properly raised

Only stockholders of record on March 1, 2002 may vote at the meeting.

YOUR VOTE IS IMPORTANT.   PLEASE COMPLETE, DATE, SIGN AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

/s/ MARK H. HAY

Mark H. Hay
Secretary
March 20, 2002

Rowan Companies, Inc. 2002 Proxy Statement

TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------

General Information........................................................ 1

Election of Directors...................................................... 2

Director Compensation...................................................... 4

Board Committees........................................................... 4

Director and Officer Stock Ownership....................................... 6

Compensation Committee Report on Executive Compensation.................... 7

Audit Committee Report..................................................... 9

Executive Compensation Tables............................................. 11

Stock Performance Graphs.................................................. 15

Security Ownership of Certain Beneficial Owners........................... 17

Board of Director Proposals............................................... 18

Additional Information.................................................... 22

Audit Committee Charter............................................Appendix A

1998 Convertible Debenture Incentive Plan, as Amended..............Appendix B

Restated 1988 Nonqualified Stock Option Plan, as Amended...........Appendix C

Rowan Companies, Inc. 2002 Proxy Statement

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                              GENERAL INFORMATION
--------------------------------------------------------------------------------

WHO MAY VOTE

Stockholders of Rowan Companies, Inc., as recorded in our stock register on March 1, 2002, may vote at the meeting.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

Rowan's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you have indicated on the proxy card. You may vote for all, some or none of our director nominees and either or both of the Board of Director proposals. You may also abstain from voting.

If you sign and return the enclosed proxy card but do not indicate your vote, the proxies will vote your shares in favor of our director nominees and each Board of Directors proposal.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by one card and any shares held by someone else, such as a stockbroker, may be covered by a separate card. Rowan employees receive a separate card for any shares they hold in Rowan's 401(k) plans.

HOW WE SOLICIT PROXIES

We are mailing this proxy statement and the proxy card on or about March 20, 2002. In addition to this mailing, Rowan employees may solicit proxies personally, electronically or by telephone. Rowan will pay all costs of solicitation and has retained D. F. King & Co., Inc. to assist with the solicitation at an estimated cost of $8,000, plus reasonable expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting or by notifying Rowan's Corporate Secretary in writing before 5:00 P.M., Central Time, on the day before the meeting at the address listed under "Questions?" on page 23.

VOTING SECURITIES OUTSTANDING

On March 1, 2002, there were 93,884,615 shares of Rowan's common stock outstanding. Each share is entitled to one vote on the matters to be presented at the meeting.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares must be represented at the meeting, either by proxy or in person. You are considered present at the meeting if you attend or are represented by a valid proxy, regardless of whether your proxy card is marked as casting a vote or as abstaining or is left blank. Any shares owned by Rowan and held in treasury are not voted and do not count for this purpose.

VOTES NEEDED

The election of each nominee for Class II Director will be approved if the votes cast for such nominee exceed the votes cast against him. The two Board of Director proposals will be approved if the votes cast for each such proposal exceed the votes cast against it. Unless another vote is specifically required by law or by Rowan's Bylaws, any other matter shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Only votes cast for or against count. Abstentions and broker non-votes count for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have the authority to vote on a particular matter.

Rowan Companies, Inc. 2002 Proxy Statement

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                       PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Rowan Board of Directors consists of three classes:

- Class I has three directors

- Class II has three directors

- Class III has three directors

Each class of directors is elected for a three-year term, and the current terms will expire on the date of Rowan's annual meeting, in the year indicated:

- Class I     2004
- Class II    2002
- Class III   2003

Three Class II Directors are to be elected at this meeting. Each current member of the Class, R. G. Croyle, D. F. McNease and Lord Moynihan, has been selected by the Nominating Committee to be a Class II nominee, a decision with which the Board concurred.

If a director nominee becomes unavailable to serve prior to the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

   THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW.
--------------------------------------------------------------------------------

                               DIRECTOR NOMINEES

                                                                                                     DIRECTOR
NAME                                PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS(1)          AGE      SINCE
----                          ------------------------------------------------------------   ---     --------
                                      CLASS II (TERM TO EXPIRE IN 2005)

R. G. Croyle                  Executive Vice President of the Company since October          59       1998
                              1993(2)

D. F. McNease                 Executive Vice President of the Company and President of its   50       1998
                              Drilling Subsidiaries since April 1999; Senior Vice
                              President of the Company from October 1993 to April 1999(2)

Lord Moynihan                 Executive Chairman of London-based Consort Resources Ltd.      46       1996
                              (energy investments) since 1999 and Senior Partner of
                              London-based Colin Moynihan Associates (CMA) (energy
                              advisors) since 1993; Member of the British House of Lords
                              (May 1997 to present)

                                             (Table continued on following page)

Rowan Companies, Inc. 2002 Proxy Statement

                              CONTINUING DIRECTORS

                                                                                                     DIRECTOR
NAME                                PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS(1)          AGE      SINCE
----                          ------------------------------------------------------------   ---     --------
                                      CLASS III (TERM EXPIRES IN 2003)

Henry O. Boswell              Retired in 1987; formerly President (1983-1987) of Amoco       72        1988
                              Production Company (oil and gas production)

Frederick R. Lausen           Vice President (1986-present) of Davis Petroleum, Inc. (oil    64        2000
                              and gas production)

C. R. Palmer                  Chairman of the Board, President and Chief Executive Officer   67        1969
                              of the Company(2)

                                       CLASS I (TERM EXPIRES IN 2004)

Hans M. Brinkhorst            Retired in 1986; formerly Managing Director of the Royal       72        1998
                              Dutch/Shell Group of Companies' oil and gas exploration,
                              production and transportation operations in Oman (1980-1986)
                              and Malaysia (1977-1980)

William T. Fox III            Managing Director responsible for the global energy and        56        2001
                              mining business of Citibank, N. A. (corporate banking) since
                              1994

H. E. Lentz                   Managing Director of Lehman Brothers Inc. (investment          57        1990
                              bankers) since March 1993

--------------------------------------------------------------------------------

(1) Directorships other than those listed in the table are as follows: Mr. Boswell is a director of Cabot Oil & Gas Corporation and Mr. Lentz is a director of P&L Coal Holdings, Inc.

(2) Information regarding the compensation of Messrs. Croyle, McNease and Palmer is disclosed in the Summary Compensation Table under "Executive Compensation Tables" on page 11.

Rowan Companies, Inc. 2002 Proxy Statement

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                             DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Rowan employees receive no additional compensation for serving as directors. Nonemployee directors receive a base fee of $30,000 annually, $750 per regular or special Board meeting attended, $500 per committee meeting attended and reimbursement for reasonable travel expenses. The Board of Directors held five meetings in 2001. Each director attended at least 75% of the meetings of the Board and Committees on which he served, except for Mr. Fox, who attended two of the three Board meetings after his election to the Board.

Each nonemployee director may also be selected to receive a nonqualified stock option grant under the 1998 Rowan Companies, Inc. Nonemployee Directors Stock Option Plan. Eligibility and the terms and conditions of each grant are determined by the Board of Directors, with the Board generally setting the amounts granted at the median to low end of the range in comparison to peer group companies. Options granted under the plan become 100% exercisable one year after the date of grant and expire after five years.

On April 26, 2001, each continuing nonemployee director, Messrs. Boswell, Brinkhorst, Lausen, Lentz and Moynihan, was granted options for 3,000 shares of Rowan common stock and the Company's newly-elected director, Mr. Fox, received options for 5,000 shares as his initial grant. The exercise price was set at the average of the high and low sales prices on the grant date, or $32.00 per share. On September 20, 2001, Messrs. Boswell, Brinkhorst, Fox, Lausen, Lentz and Moynihan were each granted options for 3,000 shares of Rowan common stock. The exercise price was set at the average of the high and low sales prices on the grant date, or $13.12 per share.

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                                BOARD COMMITTEES
--------------------------------------------------------------------------------

The functions performed by the committees of the Board of Directors are as follows:

THE AUDIT COMMITTEE has as its principal functions those responsibilities described in the Audit Committee Report on pages 9 and 10 and in the Audit Committee's Charter attached as Appendix A.

Committee members: Messrs. Boswell (Chairman), Fox and Lausen

2001 meetings: one

THE NOMINATING COMMITTEE generally designates, on behalf of the Board of Directors, candidates for the directors of the class to be elected at the next meeting of stockholders. The Nominating Committee will consider for election to the Board qualified nominees recommended by stockholders. To make such a recommendation, stockholders should submit to the Company's Secretary at the address listed under "Questions?" on page 23 a biographical sketch of the prospective candidate, which should include age, principal occupation, business experience and other directorships, including positions previously held or now held. Any such stockholder recommendations must be submitted not less than 60 days prior to the anniversary date of the previous annual meeting and, in the case of a special meeting, not more than ten days following the earlier of the date of the meeting notice or the public announcement notice.

Committee members: Messrs. Boswell, Brinkhorst, Lausen and Palmer

2001 meetings: one

Rowan Companies, Inc. 2002 Proxy Statement

THE COMPENSATION COMMITTEE recommends to the Board of Directors the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate. In addition, the Committee administers the Company's debenture plans and employee stock option plan, having broad authority to interpret the plans and to make all determinations necessary or advisable for the administration of the plans. See the Committee's report on pages 7 through 9.

Committee members: Messrs. Boswell (Chairman), Brinkhorst and Lentz

2001 meetings: two

THE EXECUTIVE COMMITTEE has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company's Bylaws.

Committee members: Messrs. Palmer (Chairman), Boswell, Brinkhorst and Lausen

2001 meetings: none

THE HEALTH, SAFETY AND ENVIRONMENT COMMITTEE reviews the Company's performance and policies with respect to health, safety and environmental matters and, when appropriate, makes recommendations to the full Board regarding such matters.

Committee members: Messrs. Palmer (Chairman), Boswell, Croyle, McNease and Moynihan

2001 meetings: four

Rowan Companies, Inc. 2002 Proxy Statement

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                      DIRECTOR AND OFFICER STOCK OWNERSHIP
--------------------------------------------------------------------------------

As of March 1, 2002, Rowan's directors and officers collectively owned 3,511,909 shares or 3.7% of the Company's outstanding common stock, including shares acquirable through April 30, 2002 by the exercise of stock options or the conversion of subordinated debentures. No continuing director, nominee or executive officer owned more than 1% of Rowan's outstanding shares, except Mr. Palmer who owned 2.0% of the common stock.

The following table sets forth the number of shares of Rowan stock owned by each director, the five most highly compensated executive officers of the Company and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below.

--------------------------------------------------------------------------------

                                                                 SHARES ACQUIRABLE WITHIN 60 DAYS(2)
                                                   ----------------------------------------------------------------
                                                                    DEBENTURES (SERIES AND CONVERSION PRICE)
                           SHARES                            ------------------------------------------------------     TOTAL
                        BENEFICIALLY     401(k)              SERIES III   SERIES A   SERIES B   SERIES C   SERIES D   BENEFICIAL
NAME                       OWNED         PLAN(1)   OPTIONS     $6.75       $29.75     $14.06     $28.25     $32.00    OWNERSHIP
----------------------  ------------     -------   -------   ----------   --------   --------   --------   --------   ----------
Directors:
  Henry O. Boswell         73,600(3)                14,000                                                               87,600
  Hans M. Brinkhorst        1,000                   14,000                                                               15,000
  R. G. Croyle             22,000                   45,000                 16,807     26,667     17,486                 127,960
  William T. Fox III                                 5,000                                                                5,000
  Frederick R. Lausen      17,000(4)                 8,000                                                               25,000
  H. E. Lentz              33,200(5)                11,000                                                               44,200
  D. F. McNease             1,005         6,340     62,500     103,705     16,807     26,667     17,486                 234,510
  Lord Moynihan             1,000                   14,000                                                               15,000
  C. R. Palmer            579,021(6)      8,522    150,000     711,111     84,034    133,332     89,982     75,000    1,831,002
Other Executive
  Officers:
  E. E. Thiele             35,750         7,477     52,500     162,963     16,807     26,667     17,486                 319,650
  P. L. Kelly               7,000                   29,375                 10,084     15,999      9,982                  72,440
All Directors and
  Executive Officers
  as a group (21 in
  number)                 988,181        32,774    725,000   1,103,705    161,345    255,996    169,908     75,000    3,511,909

--------------------------------------------------------------------------------

(1) Reflects shares of Rowan stock allocated to participants in the Rowan Companies, Inc. Savings and Investment Plan. The Plan participants have sole voting power and limited dispositive power over such shares.

(2) Included herein are shares of Rowan stock that may be acquired through April 30, 2002 through the exercise of Nonqualified Stock Options and the conversion of Series III, Series A, Series B, Series C and Series D Floating Rate Subordinated Convertible Debentures.

(3) Includes 23,000 shares held by Dome Lake Investments, Ltd., in which Mr. Boswell and his wife hold a 59% interest in the general partner's 99% interest and a 60% interest in the limited partner's 1% interest. Mr. Boswell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also included are 23,100 shares owned by Mr. Boswell's wife. Mr. Boswell disclaims beneficial ownership of such shares.

(4) Mr. Lausen's shares are owned jointly with his wife.

(5) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares.

(6) Includes 33,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in the shares held in such charitable foundation.

Rowan Companies, Inc. 2002 Proxy Statement

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            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, Rowan has developed and implemented compensation policies and programs that seek to retain and motivate employees whose performance contributes to our goal of maximizing stockholder value in a volatile industry. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of Rowan's common stock. The Committee makes compensation decisions after reviewing recommendations prepared by Rowan's Chief Executive Officer, with the assistance of other Company personnel. Rowan historically has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to recognize past performance, retain key employees and encourage future performance.

In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual contribution and performance, overall Rowan performance versus that of its competitors and performance of Rowan's common stock in comparison to prior levels and to the relative stock prices of its competitors. When evaluating individual performance, particular emphasis has been placed on the executive officer's ability to develop innovative ways to obtain better returns on Rowan's assets and to respond to prevailing conditions in the drilling, aviation and manufacturing industries. Emphasis is placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing Rowan's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industries in which Rowan operates.

The Compensation Committee met twice during 2001. At its April 2001 meeting, the Committee determined, based upon industry conditions then existing and their positive effects on activity in each of the Company's operating divisions, that each of the Named Executive Officers, including Mr. Palmer (see "Chief Executive Officer Compensation" below), received a salary increase of approximately 5% and all but one received a larger bonus in April 2001 than he received in April 2000. All other Rowan officers received salary increases at that time ranging from 2-13% and a cash bonus ranging from $20,000 to $75,000.

In addition to the factors discussed above, the Committee considered Rowan's operating results and profitability, management of its assets and debts and increasing market share. Additionally, setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels were pursued objectives. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to Rowan's principal competitors and certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some extent subjective, and Rowan does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

In addition to regular salary payments to executive officers in 2001, the Committee determined in April 2001 to offer either Floating Rate Subordinated Convertible Debentures or Nonqualified Stock Options to each of the Named Executive Officers, including Mr. Palmer. The Series D debentures are ultimately convertible into Rowan common stock at the rate of $32.00 per share, the average of the high and low sales prices on April 26, 2001, the date of offer, through April 2011. Nonqualified stock options granted to the Named Executive Officers on April 26, 2001 are exercisable at $32.00 per share, the average

Rowan Companies, Inc. 2002 Proxy Statement

of the high and low sales prices on that date, through April 2011.

At its September 2001 meeting, the Committee determined, following a rapid and continuing decline in industry conditions and their negative effects on the Company's operations and stock price, which reduced or eliminated the value associated with recent long-term incentive awards, to re-focus on retention of key management personnel and awarded a long-term incentive in the form of either Floating Rate Subordinated Convertible Debentures or Nonqualified Stock Options to each of the Named Executive Officers, including Mr. Palmer. The Series E debentures are ultimately convertible into Rowan common stock at the rate of $13.12 per share, the average of the high and low sales prices on September 20, 2001, the date of offer, through September 2011. Nonqualified stock options granted to the Named Executive Officers on September 20, 2001 are exercisable at $13.12 per share, the average of the high and low sales prices on that date, through September 2011. Other officers received a grant of stock options.

The primary basis for these Debenture offers and stock option grants was to incentivize management to continue positioning the Company, in extremely competitive conditions, to be able to withstand a prolonged downturn and, ultimately, to respond to improving market conditions. The Committee also took into account its evaluation of the individual performance of each officer. The criteria used in evaluating individual performance for purposes of these grants were the same as the criteria discussed above that are considered when setting regular compensation. Amounts and exercise prices of previous option grants and amounts and conversion prices of previous debenture offerings to and held by the officers were taken into account when determining the amount of new option awards.

The Committee attempts to avoid treating salaries, bonuses, stock option grants and debenture offerings as entitlements and recommended the 2001 revisions because it believed such changes were warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee's determination for establishing Mr. Palmer's compensation for 2001 was made in April 2001 based on the Committee's belief that Rowan had positioned itself well to benefit from the rebound in the offshore drilling industry then underway.

No specific quantitative measure of Rowan's performance was used for this purpose. Emphasis was also placed on evaluating Rowan's performance versus the performance of its principal competitors as well as certain additional public companies in the energy service industry. The Committee believed, and believes, that Rowan's relatively strong position in the contract drilling industry and the successful design and implementation of its Super Gorilla Class rig construction program has been in large part attributable to Mr. Palmer's abilities and contributions.

In April 2001, the Committee's deliberations with respect to Mr. Palmer's compensation centered on Rowan's successful expansion and repositioning of its offshore rig fleet to the most promising markets and efficient management of Rowan resources and personnel. Given the Committee's continuing belief that tying a significant portion of the chief executive officer's remuneration to the interests of the stockholders is a prudent remuneration policy, it determined in April 2001 to offer to Mr. Palmer $9,600,000 principal amount of Series D debentures, convertible into 300,000 shares of common stock at a conversion price equal to the average of the high and low sales prices on the date of offer of $32.00 per share. In addition, in April 2001 the Committee increased Mr. Palmer's annual salary by $50,000 to $1,100,000 and awarded him a $1,300,000 bonus, $300,000 more than he received in the prior year.

At its September 2001 meeting, the Committee recognized the continuing decline in industry conditions and their negative effects on the Company's operations and stock price, which significantly reduced the value associated with recent long-term incentive awards granted to Mr. Palmer. Given the Committee's continuing belief that tying a significant portion of the chief executive officer's remuneration to the interests of the stockholders is a

Rowan Companies, Inc. 2002 Proxy Statement

prudent remuneration policy, it determined to offer to Mr. Palmer $1,194,000 principal amount of Series E debentures, convertible into 91,006 shares of common stock at a conversion price equal to the average of the high and low sales prices on the date of offer of $13.12 per share.

OTHER MATTERS

The Committee has also continued to discuss and consider a provision of the tax code that will generally limit Rowan's ability to deduct compensation in excess of $1 million to a particular executive. The Committee will continue to consider the deductibility of the compensation paid to its executive officers in the future.

This report has been provided by the following members of the Committee:

     APRIL 2001
     Charles P. Seiss, Jr., Chairman
     Henry O. Boswell
     Wilfred P. Schmoe




     SEPTEMBER 2001
     Henry O. Boswell, Chairman
     Hans M. Brinkhorst
     H. E. Lentz

The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee presently consists of three nonemployee members of the Board of Directors: Henry O. Boswell (Chairman), William T. Fox III and Frederick R. Lausen. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. Each of the members of the Audit Committee meets the independence requirements of the New York Stock Exchange and is financially literate as such qualifications are interpreted by the Board of Directors in its business judgment.

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls, the Company's annual audit and the independence and performance of the Company's independent auditors. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. Management is responsible for the Company's financial reporting process, including internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee the audit. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing and evaluating auditor independence. The Audit Committee relies, without independent investigation, on the information provided to it and on the representations made by management and the independent auditors in fulfilling its oversight and all other responsibilities.

In this context, the Audit Committee held one meeting during fiscal year 2001. The meeting was designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal accounting personnel and the Company's independent auditors and to perform the responsibilities required by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Rowan Companies, Inc. 2002 Proxy Statement

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2001

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with the Company's management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding independence discussions with audit committees, and the Audit Committee has discussed with Deloitte & Touche its independence.

In evaluating the independence of Deloitte & Touche, the Audit Committee considered whether the provision of services to the Company beyond those rendered in connection with the audit and review of the Company's consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed the amount of fees paid to Deloitte & Touche for audit and non-audit services, which were as follows:

     AUDIT FEES: The aggregate fees for the professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q during the year ended December 31, 2001 were approximately $530,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: There were no professional services rendered by Deloitte & Touche in the 2001 fiscal year relating to financial information systems design and implementation.

     ALL OTHER FEES: The aggregate fees for all other services rendered by Deloitte & Touche during the year ended December 31, 2001 were approximately $114,000, including $55,000 for pension and 401(k) plan audits, $42,000 for tax services and $17,000 for actuarial services.

The Audit Committee concluded that the non-audit services provided to the Company and fees paid therefor did not adversely impact the independence of Deloitte & Touche.

Based on the Audit Committee's review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

In addition, the Audit Committee recommended to the Board of Directors the appointment of Deloitte & Touche LLP to conduct the audit of the Company's financial statements for fiscal year 2002.

Submitted by:

     Henry O. Boswell, Chairman
     William T. Fox III
     Frederick R. Lausen

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Rowan Companies, Inc. 2002 Proxy Statement

--------------------------------------------------------------------------------

                         EXECUTIVE COMPENSATION TABLES
--------------------------------------------------------------------------------

The following table sets forth the compensation of the Chief Executive Officer and the other four most highly paid executive officers of the Company (the "Named Executive Officers") for each of the last three years.

During such period, no named executive officer received any perquisites or other personal benefits having an aggregate incremental cost to Rowan in excess of the lesser of $50,000 or 10% of his total annual salary and bonus as reported in this table.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                               ANNUAL                      LONG-TERM
                                            COMPENSATION            COMPENSATION AWARDS(2)
NAME AND                              ------------------------    ---------------------------       ALL OTHER
PRINCIPAL POSITION            YEAR    SALARY(1)       BONUS       OPTIONS(3)    DEBENTURES(4)    COMPENSATION(5)
------------------            ----    ----------    ----------    ----------    -------------    ---------------
C. R. Palmer                  2001    $1,100,000    $1,300,000          --         391,006           $5,100
Chairman of the Board,        2000     1,050,000     1,000,000          --         180,000            5,100
President and CEO             1999     1,000,000       635,000          --         177,777            4,800

R. G. Croyle                  2001       335,000       200,000     106,772              --            5,100
Executive Vice President      2000       320,000       140,000          --          35,009            4,542
                              1999       305,000       135,000          --          35,556            4,301

D. F. McNease                 2001       335,000       200,000     106,772              --            5,100
Executive Vice President      2000       320,000       140,000          --          35,009            5,100
and President of the          1999       295,000       135,000          --          35,556            4,800
Drilling Subsidiaries

E. E. Thiele                  2001       275,000       100,000      88,977              --            5,078
Senior Vice President --      2000       262,500        70,000          --          35,009            4,614
Finance, Administration       1999       250,000        65,000          --          35,556            4,800
and Treasurer

P. L. Kelly                   2001       225,000        50,000      35,591              --            4,969
Senior Vice President --      2000       215,000        57,000          --          20,000            5,100
Special Projects              1999       205,000        55,000          --          21,333            4,800

--------------------------------------------------------------------------------

(1) Represents calendar year salary compensation based upon annual rates approved by the Board of Directors effective May 1 of each year.

(2) None of named executive officers received any restricted stock awards during the last three years.

(3) Represents shares of Rowan stock that may be acquired through the exercise of nonqualified stock options issued to the Named Executive Officer on April 26, 2001 and September 20, 2001, as set forth on page 12 under "Option Grants in Last Fiscal Year".

(4) Represents shares of Rowan stock that may be acquired through the conversion of Floating Rate Subordinated Convertible Debentures as follows:
    2001 -- Series D offered and issued on April 26th of that year and Series E offered and issued on September 20th of that year; 2000 -- Series C offered and issued on April 27th of that year; 1999 -- Series B offered and issued on April 22nd of that year. The vesting schedules for the Series D and E debentures are as set forth below under "Debentures Offered in Last Fiscal Year". Shares acquirable by each Named Executive Officer upon conversion of Series B and Series C debentures are as follows:

    SERIES C            SHARES ACQUIRABLE ON APRIL 27,
    --------           ---------------------------------
    EXECUTIVE OFFICER   2001     2002     2003     2004     TOTAL
    -----------------  ------   ------   ------   ------   -------
    C. R. Palmer       44,991   44,991   44,991   45,027   180,000
    R. G. Croyle        8,743    8,743    8,743    8,780    35,009
    D. F. McNease       8,743    8,743    8,743    8,780    35,009
    E. E. Thiele        8,743    8,743    8,743    8,780    35,009
    P. L. Kelly         4,991    4,991    4,991    5,027    20,000

    SERIES B            SHARES ACQUIRABLE ON APRIL 22,
    --------           ---------------------------------
    EXECUTIVE OFFICER   2000     2001     2002     2003     TOTAL
    -----------------  ------   ------   ------   ------   -------
    C. R. Palmer       44,444   44,444   44,444   44,445   177,777
    R. G. Croyle        8,889    8,889    8,889    8,889    35,556
    D. F. McNease       8,889    8,889    8,889    8,889    35,556
    E. E. Thiele        8,889    8,889    8,889    8,889    35,556
    P. L. Kelly         5,333    5,333    5,333    5,334    21,333

(5) Represents the amount of Rowan's matching contribution on behalf of the Named Executive Officer to the Rowan Companies, Inc. Savings and Investment Plan.

Rowan Companies, Inc. 2002 Proxy Statement

OPTION GRANTS IN LAST FISCAL YEAR

The Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan, as amended, was approved at the Company's 1998 Annual Meeting of Stockholders. The table below sets forth information pertinent to the April 26, 2001 and September 20, 2001 grants to the Named Executive Officers.

Options become exercisable or vest in 25% increments over a four-year period with the options being 100% exercisable four years after the date of grant. Vesting may accelerate under certain circumstances. All such options were outstanding at March 1, 2002.

--------------------------------------------------------------------------------

                                                    PERCENTAGE                                  POTENTIAL REALIZABLE VALUE
                                       NUMBER        OF TOTAL                                    AT ASSUMED ANNUAL RATES
                                      OF SHARES      OPTIONS                                   OF STOCK PRICE APPRECIATION
                                     UNDERLYING     GRANTED IN    EXERCISE                           FOR OPTION TERM
                                       OPTIONS        FISCAL        PRICE      EXPIRATION    --------------------------------
NAME                                   GRANTED         2001       PER SHARE       DATE             5%               10%
----                                 -----------    ----------    ---------    ----------    --------------    --------------
R. G. Croyle                             60,000         2.9%       $32.00      4-26-2011     $    1,207,478    $    3,059,986
D. F. McNease                            60,000         2.9%        32.00      4-26-2011          1,207,478         3,059,986
E. E. Thiele                             50,000         2.4%        32.00      4-26-2011          1,006,231         2,549,988
P. L. Kelly                              20,000         1.0%        32.00      4-26-2011            402,493         1,019,995
All stockholders                     94,332,479(1)                  32.00(1)                  1,898,406,054     4,810,933,669

R. G. Croyle                             46,772         2.3%        13.12      9-20-2011     $      385,920    $      977,998
D. F. McNease                            46,772         2.3%        13.12      9-20-2011            385,920           977,998
E. E. Thiele                             38,977         1.9%        13.12      9-20-2011            321,603           815,005
P. L. Kelly                              15,591         0.8%        13.12      9-20-2011            128,643           326,006
All stockholders                     93,856,705(2)                  13.12(2)                    774,420,824     1,962,534,417

--------------------------------------------------------------------------------

(1) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on April 26, 2001, the date of grant.

(2) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on September 20, 2001, the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The table below reflects the value of stock options exercised during 2001 and the value of outstanding options at year-end 2001 for each of the Named Executive Officers.

--------------------------------------------------------------------------------

                                                                       NUMBER OF SHARES
                                                                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                       CLOSING                            OPTIONS AT               IN-THE-MONEY OPTIONS AT
                          SHARES       PRICE ON                       DECEMBER 31, 2001              DECEMBER 31, 2001(2)
                        ACQUIRED ON    EXERCISE      VALUE       ----------------------------    ----------------------------
NAME                     EXERCISE      DATE(1)      REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    -----------    --------    ----------    -----------    -------------    -----------    -------------
C. R. Palmer              128,000       $22.93     $2,807,450      150,000              --        $309,000        $     --
R. G. Croyle               40,000        29.01      1,120,400       30,000         106,772          61,800         292,325
D. F. McNease               1,000        28.20         27,200       47,500         106,772         418,900         292,325
E. E. Thiele               12,500        20.38        242,188       40,000          88,977         281,125         243,606
P. L. Kelly                    --           --             --       24,375          35,591          38,625          97,444

--------------------------------------------------------------------------------

(1) Based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on the date of exercise. A weighted average price has been derived for multiple exercises during the year.

(2) Represents the difference between the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on December 31, 2001 ($19.37) and the per-share exercise prices for in-the-money options ($1.00, $13.12 and $15.25) times the number of underlying shares.

Rowan Companies, Inc. 2002 Proxy Statement

DEBENTURES OFFERED IN LAST FISCAL YEAR

The Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan was approved at the Company's 1998 Annual Meeting of Stockholders. The table below sets forth information pertinent to the April 26, 2001 and September 20, 2001 offerings to the Named Executive Officer. The Named Executive Officer borrowed the debenture purchase prices from Rowan. Promissory notes evidencing the borrowings bear interest at the same rate as the debentures and are secured by a pledge of the debentures purchased. No Series D debentures are convertible prior to April 26, 2002 and no Series E debentures are convertible prior to September 20, 2002. All Series D and E debentures were outstanding at March 1, 2002.

--------------------------------------------------------------------------------

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                     PERCENTAGE                                     AT ASSUMED ANNUAL RATES
                          FACE          NUMBER        OF TOTAL                                    OF STOCK PRICE APPRECIATION
                         AMOUNT       OF SHARES      DEBENTURES     CONVERSION                         FOR DEBENTURE TERM
                           OF         UNDERLYING      ISSUED IN       PRICE       EXPIRATION    --------------------------------
NAME                   DEBENTURE      DEBENTURE      FISCAL 2001    PER SHARE        DATE             5%               10%
----                   ----------    ------------    -----------    ----------    ----------    --------------    --------------
C. R. Palmer           $9,600,000(1)      300,000       88.9%         $32.00      4-26-2011     $    6,037,388    $   15,299,928
All stockholders                       94,332,479(2)                   32.00(2)                  1,898,406,054     4,810,933,669

C. R. Palmer            1,194,000(3)       91,006       11.1%          13.12      9-20-2011            750,899         1,902,926
All stockholders                       93,856,705(4)                   13.12(4)                    774,420,824     1,962,534,417

--------------------------------------------------------------------------------

(1) Series D debentures convertible as follows: $2,400,000 into 75,000 shares on or after April 26, 2002; $4,800,000 into 150,000 shares on or after April 26, 2003; $7,200,000 into 225,000 shares on or after April 26, 2004; and
    $9,600,000 into 300,000 shares on or after April 26, 2005 through April 26, 2011.

(2) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on April 26, 2001, the date of issuance of the Series D debentures.

(3) Series E debentures convertible as follows: $298,000 into 22,713 shares on or after September 20, 2002; $596,000 into 45,426 shares on or after September 20, 2003; $895,000 into 68,216 shares on or after September 20, 2004; and $1,194,000 into 91,006 shares on or after September 20, 2005 through September 20, 2011.

(4) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on September 20, 2001, the date of issuance of the Series E debentures.

Rowan Companies, Inc. 2002 Proxy Statement

PENSION PLANS

All Rowan employees (including executive officers but excluding non-U.S. citizens) who have completed the requisite service are eligible to participate in one of two non-contributory, defined benefit pension plans. Benefits under the drilling and aviation employees plan generally begin at age 60 and are based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation includes salary but excludes discretionary bonuses. The manufacturing employees plan is substantially similar to the drilling and aviation employees plan except that benefits begin at age 65 and are subject to reduction for Social Security benefits. As of January 31, 2002, Rowan had approximately 3,700 employees eligible to participate in its pension plans.

Rowan also sponsors pension restoration plans, which essentially replace any retirement income that is lost because of Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by Rowan. Currently, the plans have eight participants, including each of the Named Executive Officers.

The following table illustrates, for representative average earnings and years of credited service levels, the annual retirement benefits payable to eligible drilling and aviation employees.

PENSION PLAN TABLE(1)
--------------------------------------------------------------------------------

                                           YEARS OF SERVICE(2)
               ----------------------------------------------------------------------------
COMPENSATION      15         20         25         30         35         40          45
------------   --------   --------   --------   --------   --------   --------   ----------
 $  150,000    $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875   $105,000   $  118,125
    200,000      52,500     70,000     87,500    105,000    122,500    140,000      157,500
    250,000      65,625     87,500    109,375    131,250    153,125    175,000      196,875
    300,000      78,750    105,000    131,250    157,500    183,750    210,000      236,250
    400,000     105,000    140,000    175,000    210,000    245,000    280,000      315,000
    500,000     131,250    175,000    218,750    262,500    306,250    350,000      393,750
    600,000     157,500    210,000    262,500    315,000    367,500    420,000      472,500
    700,000     183,750    245,000    306,250    367,500    428,750    490,000      551,250
    800,000     210,000    280,000    350,000    420,000    490,000    560,000      630,000
    900,000     236,250    315,000    393,750    472,500    551,250    630,000      708,750
  1,000,000     262,500    350,000    437,500    525,000    612,500    700,000      787,500
  1,100,000     288,750    385,000    481,250    577,500    673,750    770,000      866,250
  1,200,000     315,000    420,000    525,000    630,000    735,000    840,000      945,000
  1,300,000     341,250    455,000    568,750    682,500    796,250    910,000    1,023,750
  1,400,000     367,500    490,000    612,500    735,000    857,500    980,000    1,102,500

--------------------------------------------------------------------------------

(1) The benefits payable under the drilling and aviation employees pension plan as reflected in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 2001, the Named Executive Officers were credited with years of service under Rowan's pension and pension restoration plans as follows:

        C. R. Palmer                               42
        R. G. Croyle                               28
        D. F. McNease                              27
        E. E. Thiele                               32
        P. L. Kelly                                19

Rowan Companies, Inc. 2002 Proxy Statement

--------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPHS
--------------------------------------------------------------------------------

The line graph below compares the yearly and cumulative percentage changes in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index, and the Dow Jones Oil Drilling, Equipment and Services Index, for the five-year period ended December 31, 2001.

--------------------------------------------------------------------------------

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     ROWAN COMMON STOCK, S&P 500 INDEX & DOW JONES OIL DRILLING, EQUIPMENT
                          AND SERVICES INDEX (DJ OIE)
                  (Assumes $100 Invested on December 31, 1996)

                              [PERFORMANCE GRAPH]

                                                     1996         1997         1998         1999         2000         2001

Rowan                                                $100         $135         $ 44         $ 96         $119         $ 86

S&P 500                                               100          133          169          202          181          158

DJ OIE                                                100          149           72          110          163          113

                         Fiscal Year Ended December 31
               * Total return assumes reinvestment of dividends.
--------------------------------------------------------------------------------

Rowan Companies, Inc. 2002 Proxy Statement

The previous line graph is presented pursuant to and in accordance with specific SEC rules which prescribe a five-year measurement period. Such rules also require the inclusion of a graph line reflecting a broad stock market benchmark, as reflected in the Standard & Poor's Composite 500 Index. We believe the contract drilling industry moves in very long cycles, significantly greater than five years, and that such cycles encompass extended periods of growth as well as extended periods of contraction. During much of the past ten-year period, Rowan, and the industry as a whole, have generally experienced conditions more closely associated with the latter; though we anticipate industry growth in the years ahead.

Accordingly, we do not believe a five-year presentation of stockholder return is especially meaningful, but rather believe a comparison covering a longer period of time is more informative. Furthermore, we believe the breadth of the S&P 500 Index yields an unsuitable barometer for measuring stockholder return in an industry as volatile as that in which Rowan operates. The line graph comparison set forth below reflects the yearly percentage change in, and cumulative total stockholder return for each of Rowan and the same Dow Jones Oil Drilling, Equipment and Services Index since the inception of the index, which commenced January 1, 1992.

Due to recent consolidations within our industry, peer group information used in our prior-year performance graphs is no longer determinable.

--------------------------------------------------------------------------------

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           ROWAN COMMON STOCK & DOW JONES OIL DRILLING, EQUIPMENT AND
                            SERVICES INDEX (DJ OIE)
                  (Assumes $100 Invested on December 31, 1991)

                              [PERFORMANCE GRAPH]

                                           1991    1992    1993    1994    1995    1996    1997    1998    1999    2000    2001
                                          ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------

Rowan                                      $100    $137    $157    $109    $167    $393    $530    $172    $377    $470    $337

DJ OIE                                      100      98     108      98     143     215     321     156     237     352     242

                         Fiscal Year Ended December 31
               * Total return assumes reinvestment of dividends.
--------------------------------------------------------------------------------

Rowan Companies, Inc. 2002 Proxy Statement

--------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

To the knowledge of the Company, no person owned more than 5% of its outstanding shares of common stock at March 1, 2002, except as set forth in the following table.

                                                     VOTING POWER            INVESTMENT POWER
                                                -----------------------   -----------------------                PERCENT OF
NAME AND ADDRESS                                   SOLE        SHARED        SOLE        SHARED       TOTAL        CLASS
----------------                                ----------   ----------   ----------   ----------   ----------   ----------
Wellington Management Company, LLP(1)                   --   10,151,700           --   11,897,300   11,897,300     12.69%
75 State Street
Boston, Massachusetts 02109
FMR Corp.(2)                                     3,665,466           --    6,955,426           --    6,955,426      7.42%
82 Devonshire Street
Boston, Massachusetts 02109
KeyCorp(3)                                          28,508    5,734,893       28,508    5,734,893    5,763,401     6.148%
127 Public Square
Cleveland, Ohio 44114-1306
American Century Investment Management,          5,580,930           --    5,580,930           --    5,580,930      5.95%
  Inc.(4)
4500 Main Street, P. O. Box 418210
Kansas City, Missouri 64141-9210

--------------------------------------------------------------------------------

(1) From Schedule 13G filed by Wellington Management Company, LLP (WMC) with the Securities and Exchange Commission on February 14, 2002. Such Schedule 13G indicates that beneficial ownership by WMC arises in its capacity as investment advisor and that such shares are held of record by clients of WMC.

(2) From Schedule 13G filed by FMR Corp. (FMR) with the Securities and Exchange Commission on February 14, 2002. Such Schedule 13G indicates that beneficial ownership by FMR arises in its capacity as a holding company and that its wholly owned subsidiaries had beneficial holdings as follows: Fidelity Management & Research Company, an investment advisor to various investment companies, beneficially owned 3,290,060 shares; Fidelity Management Trust Company, a bank, beneficially owned 684,476 shares and Fidelity International Limited, an investment advisor to certain non-U.S. investment companies and institutional investors, beneficially owned 2,980,890 shares.

(3) From Schedule 13G filed by KeyCorp with the Securities and Exchange Commission on February 12, 2002. Such Schedule 13G indicates that beneficial ownership by KeyCorp arises in its capacity as a holding company and that such shares are held for its subsidiaries, specifically KeyBank N.A., a bank, and Victory Spears, Benzak, Salomon and Farrell, an investment advisor.

(4) From Schedule 13G filed by American Century Investment Management, Inc.
    (ACIM) with the Securities and Exchange Commission on February 8, 2002. Such
    Schedule 13G indicates that beneficial ownership by ACIM arises in its capacity as investment advisor and that such shares are held for investment companies managed by ACIM, including American Century Mutual Funds, Inc. which beneficially owned 5,570,000 shares, and for separate institutional investor accounts.

Rowan Companies, Inc. 2002 Proxy Statement

--------------------------------------------------------------------------------

                          BOARD OF DIRECTOR PROPOSALS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     PROPOSAL 2: AMENDMENT OF THE 1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN
--------------------------------------------------------------------------------

 YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE FOLLOWING AMENDMENT OF THE
        ROWAN COMPANIES, INC. 1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN
                 (THE "EMPLOYEE DEBENTURE PLAN" OR THE "PLAN").

The Board of Directors believes that the amendment of the Employee Debenture Plan will permit the Company to continue to offer to officers and other key personnel of the Company and its subsidiaries the opportunity to invest in corporate debt in the form of the Company's floating interest rate subordinated debentures (the "Debentures") which are convertible into shares of Preferred Stock, $1.00 par value, of the Company ("Preferred Stock"), which shares of Preferred Stock are convertible into Common Stock of the Company. The Board of Directors believes the Plan will enable the Company and its subsidiaries to compete more effectively for the services of highly qualified management personnel and will give officers and key personnel added incentive to work for the continued growth and success of the Company, thereby advancing the interests of its stockholders. Currently, the Plan is limited to issuing $30,000,000 in Rowan debentures, all of which had been issued at March 1, 2002.

Subject to approval by the stockholders at this Annual Meeting, the Board of Directors, at a meeting held on January 24, 2002, approved amending the Employee Debenture Plan so as to increase the amount of debentures issuable under the Plan by $5,000,000. Accordingly, if Proposal 2 is approved by the stockholders, the maximum amount of debentures that could be issued under the Plan would be $35,000,000. No other amendments or modifications to the Plan are being recommended by the Board at this time.

PRINCIPAL FEATURES OF THE PLAN

The following summary of the principal features of the Employee Debenture Plan is qualified in its entirety by reference to Appendix B commencing on page B-1.

(1) Term.

The Employee Debenture Plan became effective on April 24, 1998 following its approval by the Company's shareholders and shall expire when all of the Company's obligations with respect to all outstanding Debentures have been discharged. No Debenture may be issued after April 24, 2008.

(2) Administration of the Plan.

The Employee Debenture Plan is administered by a committee of the Board of Directors (the "Committee") consisting of three or more persons, each of whom is a "disinterested person" within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act"). The members of the Committee were selected by the Board of Directors of the Company. Within the limitations of the Plan, the Committee has broad authority to interpret, amend, suspend or terminate the Plan and to make all determinations necessary or advisable for the administration of the Plan. All such determinations, decisions, interpretations and orders made by the Committee pursuant to the Plan shall be final, conclusive and binding on all Debenture holders and their estates and beneficiaries.

At present, no determination has been made as to the officers and other key employees who will be offered the opportunity to purchase additional Debentures, the aggregate principal amount of Debentures or the terms and conditions of Debentures to be offered, other than as set forth in the Plan. All of the Company's employees are eligible to participate in the Plan. Previous Debenture offerings have been made to and are currently held by seven officers of the Company.

Rowan Companies, Inc. 2002 Proxy Statement

(3) Offer and Sale of Debentures.

The Committee selects the key employees to whom the Debentures are offered and determines the amount and terms of the Debentures offered to each employee. Payment for Debentures may be made in cash or in Common Stock of the Company. The Debentures will be sold to key employees at a price equal to the higher of
(a) face value plus accrued interest to the date of the sale or (b) the fair market value of the Debentures as determined by an independent investment-banking firm. The Plan contains certain limited tax make-up provisions in the event the Internal Revenue Service determines the value of a Debenture at the time of sale exceeded the sale price thereof.

(4) Terms of Debentures.

Debentures are issuable in series, the terms and conditions of which may vary among series. Debentures bear a floating interest rate and are in such form and denominations as determined by the Committee. Unless earlier redeemed or converted, each series will be due not earlier than five years, or later than ten years, from the date of issuance.

The price at which shares of Preferred Stock will be deliverable upon conversion of a series of Debentures is set at the fair market value of the Company's Common Stock determined by the mean of the high and low sales price reported on the New York Stock Exchange on the Composite Tape on the date of sale of such series of Debentures, subject to certain adjustments described in the Plan. The Preferred Stock has no voting rights except as required by law or the Company's charter, has a nominal dividend, if any, and a nominal liquidation preference. The Company's charter requires that, so long as any shares of preferred stock of the Company are outstanding, the Company shall not amend, alter or repeal any of the provisions of its charter so as to adversely affect the rights, powers or preferences of any one or more series of preferred stock or the holders thereof without the consent of the holders of at least two-thirds of the total number of outstanding shares of the several series so affected; provided that the consent of the holders of only a majority of outstanding shares of preferred stock is required for an amendment increasing the number of authorized shares of preferred stock or which authorizes or creates shares of stock ranking on a parity with the preferred stock as to dividends or as to distribution of assets. The number of shares of Common Stock which shall be delivered upon conversion of any shares of a series of Preferred Stock shall not exceed the face value of the related Debentures which were converted into Preferred Stock, divided by the mean of the high and low sales price reported on the New York Stock Exchange on the Composite Tape on the date of sale of such Debentures, subject to certain adjustments described in the Plan.

The Plan provides a limited tax make-up provision in the event the Internal Revenue Service determines that a conversion is a taxable transaction. No additional stockholder approval is necessary to authorize or issue either the Preferred Stock into which the Debentures are convertible or the Common Stock into which the Preferred Stock is convertible.

The conversion privilege may be exercised only by the puchaser of the Debenture, his estate or a beneficiary or transferee thereunder. The conversion priviledge will terminate if the purchaser, without the Company's consent, sells, assigns, transfers, pledges, hypothecates or otherwise disposes of a debenture, except as permitted by the Plan.

The conversion privilege will also terminate upon termination of the purchaser's employment, except in the following circumstances where the conversion privilege is extended and vesting may be accelerated:

- in the case of retirement (as defined in the Plan), the conversion privilege is extended for five years, but with no acceleration of vesting unless specifically approved by the Committee

- in the case of death during the five year period following normal retirement, two years, but no acceleration

- in the case of disability (as defined in the Plan) while employed, five years and acceleration

- in the case of death while employed or during the five year period following disability, two years and acceleration.

Any and all questions regarding extension of the conversion privilege and/or acceleration of vesting upon termination of employment shall be determined by the Committee, as set forth in the Plan.

Rowan Companies, Inc. 2002 Proxy Statement

Debentures may be pledged to a lender (which may be the Company) as security for loans to provide all or part of the financing to purchase such Debentures. The Company may make loans to key employees to provide all or part of the financing to purchase Debentures, as set forth in the Plan. The Company has provided such financing for all Debentures currently outstanding. The loans are secured by a pledge on the part of the employee of the debentures purchased.

The Company may redeem all the Debentures issued under the Plan on 30 days prior written notice to Debenture holders. Debentures may also be redeemed upon termination of the conversion privilege with respect thereto in accordance with the terms of the Plan, and upon notice that a loan for which such Debentures are pledged is in default.

Cash proceeds from the sale of Debentures will constitute general funds of the Company.

(5) Federal Income Tax Consequences.

Based upon what the Company believes is the current position of the Internal Revenue Service, the Company will not be entitled to a tax deduction at the time that a Debenture holder acquires a Debenture (unless the fair market value exceeds the purchase price), at any point in the conversion sequence or at the time that a Debenture holder sells the Debenture.

(6) Amendment of the Plan.

The Employee Debenture Plan may be amended from time to time by the Committee which, at its discretion, may also terminate the Plan. The Committee may not, however, terminate a Debenture or otherwise do anything to adversely affect the rights of the Debenture holder without the holder's consent. Furthermore, the Committee may not, without the consent of the stockholders, make any amendment or alteration which would materially increase the number of shares issuable under the Plan (other than an increase reflecting a stock dividend or stock split), change the persons eligible to purchase Debentures under the Plan, change the benefits under the Plan, extend the term of the Plan or cause the Plan to fail to meet the requirements of Rule 16b-3 of the 1934 Act.

Approval of Proposal 2 will require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting.

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   PROPOSAL 3: AMENDMENT OF THE RESTATED 1988 NONQUALIFIED STOCK OPTION PLAN
--------------------------------------------------------------------------------

 YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE FOLLOWING AMENDMENT OF THE
       ROWAN COMPANIES, INC. RESTATED 1988 NONQUALIFIED STOCK OPTION PLAN
               (THE "EMPLOYEE STOCK OPTION PLAN" OR THE "PLAN").

The Board of Directors believes that amending the Employee Stock Option Plan will permit the Company to continue providing a means whereby officers and other key employees of the Company and its subsidiaries and affiliates can develop a sense of proprietorship and personal involvement in the development and financial success of the Company and, further, will encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Currently, the Plan is limited to granting options to purchase 10,000,000 shares of the Company's Common Stock, of which 9,998,310 have been granted as of March 1, 2002. On that date, the closing price for the Company's Common Stock on the New York Stock Exchange was $18.79 per share.

Subject to approval by the stockholders at this Annual Meeting, the Board of Directors, at a meeting held on January 24, 2002, approved amending the Employee Stock Option Plan so as to increase the number of shares of Common Stock issuable thereunder by 4,000,000 shares. Accordingly, if

Rowan Companies, Inc. 2002 Proxy Statement

Proposal 3 is approved by the stockholders, the maximum number of shares of Common Stock for which options could be granted under the Plan would be 14,000,000 shares (subject to adjustment to reflect any future changes in the capitalization of the Company including, but not limited to, such changes as stock splits or stock dividends, mergers, consolidations or other reorganizations). No other amendments or modifications to the Employee Stock Option Plan are being recommended by the Board at this time.

PRINCIPAL FEATURES OF THE PLAN

The following summary of the principal features of the Employee Stock Option Plan is qualified in its entirety by reference to Appendix C commencing on page C-1.

(1) Adjustments in Stock Subject to the Plan.

The Employee Stock Option Plan contains antidilution provisions for appropriate adjustment in the number of options subject to the Plan and shares reserved for issuance should certain events occur. In the event of a stock split, adjustment in the number of shares subject to option and in the option price will be made to give effect thereto as though such shares were outstanding at and immediately prior to the occurrence of the event requiring an adjustment.

(2) Administration.

The Employee Stock Option Plan is administered by a committee of the Board of Directors of the Company (the "Committee"). Members of the Committee are not eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan. The Committee has sole authority to select the employees who are to be granted options and to establish the number of shares that may be issued under each option. All such determinations, decisions, interpretations and orders made by the Committee pursuant to the Plan shall be final, conclusive and binding on all employee participants and their estates and beneficiaries.

(3) Grants of Options.

Options granted under the Employee Stock Option Plan expire ten years after the date of grant. It has been the Committee's policy in setting the terms of Options granted under the Plan that such options become exercisable in 25% increments over a four-year service period, with the options being 100% exercisable four years after the date of grant. Option prices are also determined by the Committee and may be less than the fair market value at the time the options are granted. Except for the limitation that the option price may not be less than the par value of the Company's Common Stock, no maximum or minimum price is specified in the Plan. Each option grant is evidenced by a written agreement between the Company and the employee optionee (the "Option Agreement") containing such terms and conditions and are exercisable for such periods as may be approved by the Committee subject to certain restrictions contained in the Plan. The Option Agreement terms and conditions associated with grants made in the past may differ from those associated with grants made in the future.

(4) Federal Income Tax Consequences.

Options granted under the Employee Stock Option Plan are nonqualified and therefore do not qualify for special federal income tax treatment. As a general rule, no tax is imposed on the optionee upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, the employee optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares, and the Company may claim a deduction at the time and in the same amount as compensation income is recognized by the optionee. Options granted under the Plan are not intended to qualify as "performance based" compensation for purposes of the compensation deduction limitation provisions of the Internal Revenue Code. Accordingly, the Company's deduction may be eliminated by application of these rules. In addition, the Plan includes provisions regarding a Change of Control that could result in application of the "parachute payment sanctions" with a resulting loss of deduction

Rowan Companies, Inc. 2002 Proxy Statement

to the Company upon exercise of an individual's Options.

(5) Amendment of the Plan.

The Employee Stock Option Plan or any part thereof may be amended from time to time by the Board of Directors which, at its discretion, may also terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board may not, however, change any option previously granted such that it would materially impair the rights of the optionee without his consent. Furthermore, the Board may not, without the consent of the stockholders, make any amendment or alteration which would materially increase the benefits accruing to the participants, increase the number of shares issuable (other than an increase reflecting a stock dividend or stock split) or extend the term of the Plan.

All of the Company's employees are eligible to participate in the Plan. At present, no determination has been made as to the employees who will receive grants in the future or the terms and conditions thereof. As of March 1, 2002, 457 active, key employees had been granted options under the Plan.

Approval of Proposal 3 will require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting.

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

During 2001, C. R. Palmer, the Chief Executive Officer of the Company, issued promissory notes in favor of Rowan in connection with his purchases from Rowan of Series D and E Floating Rate Subordinated Convertible Debentures. The debentures are discussed more fully under "Debentures Offered In Last Fiscal Year" on page 13. In previous years, Mr. Palmer and certain other officers of the Company issued promissory notes in favor of Rowan in connection with similar transactions. The largest amounts of such promissory notes outstanding during 2001 were as follows:

C. R. Palmer                 $25,679,000(a)
E. E. Thiele                   3,089,000(a)
D. F. McNease                  2,689,001(a)
R. G. Croyle                   2,434,000(a)
C. W. Johnson                  1,674,000(a)
P. L. Kelly                    1,165,000(b)
D. C. Eckermann                1,165,000(b)

(a) Issued in connection with both 1986 Plan and 1998 Plan debentures
(b) Issued in connection with 1998 Plan debentures

The promissory notes bear interest at prime + .5%, are secured by a pledge of the debentures purchased, contain provisions for set-off and mature at various dates from 2004 - 2011.

During 2001, Rowan derived approximately $5,058,000 of drilling revenues from Davis Petroleum, Inc. ("Davis"). Mr. Frederick R. Lausen, a Class III Director, is a Vice President of Davis. The terms and conditions under which services were provided to Davis were comparable to those experienced by the Company in connection with third parties for similar rigs. The transactions between Rowan and Davis were reviewed and approved by the Company's Board of Directors.

During 2001, Rowan paid Citibank, N. A., its primary lender, approximately $6,421,000 in interest and fees. The financial terms of such borrowings reflected market conditions prevailing at the time of their origination and were reviewed and approved by the Company's Board of Directors. Mr. William T. Fox III, a Class I Director since April 2001, is a Managing Director of Citibank,
N. A.

Rowan Companies, Inc. 2002 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of Rowan's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Rowan common stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2001, except for the inadvertent failure by
B. S. Person, a Vice President, to make one filing on a timely basis.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to submit a proposal for presentation at the 2003 Annual Meeting of Stockholders and for inclusion in the proxy statement and proxy card must forward such proposal to the Secretary of the Company, at the address below, so that the Secretary receives it no later than November 20, 2002.

Other stockholder proposals submitted for consideration at Rowan's 2003 Annual Meeting (but not for inclusion in the proxy statement or proxy card) must be received by the Secretary of the Company at the address indicated below no later than February 3, 2003.

If such timely notice of a stockholder proposal is given but is not accompanied by a written statement in compliance with applicable securities laws, Rowan's proxy committee may exercise discretionary voting authority over proxies with respect to such proposal if presented at the 2003 Annual Meeting.

OTHER BUSINESS

We are not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons voting the proxy unless you indicate otherwise on your proxy.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has been selected as principal auditors for the Company for the year ending December 31, 2002. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 26, 2002 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN BELOW.

QUESTIONS?

If you have any questions or need more information about the annual meeting, write to:

     Mark H. Hay, Secretary
     Rowan Companies, Inc.
     2800 Post Oak Boulevard
     Suite 5450
     Houston, Texas 77056-6127

Rowan Companies, Inc. 2002 Proxy Statement

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                            AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

I. ORGANIZATION

The audit committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be non-employee directors, and free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgement as a member of the committee. Each member shall meet the independence, financial literacy and experience requirements of the New York Stock Exchange.

The members of the committee shall be elected by the Board for a one-year term and may be re-elected for successive terms. One member of the audit committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the committee.

II. STATEMENT OF POLICY

The audit committee shall provide assistance to the Board in fulfilling its oversight responsibilities to the shareholders in overviewing (i) the Company's accounting and reporting practices, and the quality and integrity of the financial reports of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, subject to prior approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. RESPONSIBILITIES AND PROCEDURES

In fulfilling its responsibilities to the Company's Board of Directors and shareholders, the audit committee will carry out certain procedures, as enumerated below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. The specific procedures employed by the Audit Committee will remain flexible, in order to best enable the Committee to react to changing conditions. Other responsibilities and procedures of the Audit Committee may be required from time to time by law, the Company's by-laws or the Board of Directors.

In fulfilling its responsibilities, the audit committee will:

- Recommend to the Board the independent auditor to be selected to audit the financial statements of the Company, which firm is ultimately accountable to the Audit Committee and the Board. Review and approve the fees and other compensation to be paid to the independent auditor. Review and discuss a written statement from the independent auditor detailing any and all relationships between the auditor and the Company that bear on the independence of the auditor.

- Review with the independent auditor and financial managers of the Company the scope of the proposed audit for the current year.

- Review the audited financial statements to be included or incorporated by reference in the Company's annual report on Form 10-K with management and the independent auditor, with a focus on significant financial reporting issues and judgements highlighted by management and the independent auditor. Inquire whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any major issues identified by the independent auditor regarding accounting and auditing principles, or any changes therein.

- Following completion of the annual audit, review with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required

Rowan Companies, Inc. 2002 Proxy Statement

  information. Review any significant disagreements identified by management and the independent auditor in connection with the preparation of the financial statements.

- Review with the independent auditor, financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Obtain from the independent auditor assurance that no matters are reportable pursuant to Section 10A of the Securities Exchange Act of 1934. Discuss with the independent auditor other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of an audit, such as proposed audit adjustments.

- Meet with the independent auditor without members of management present. Among the items to be discussed in this meeting are the independent auditors' evaluation of the competency of the Company's financial and accounting personnel, and the level of cooperation that the independent auditor received during the course of the audit.

- Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

- Review a summary of the programs and policies of the Company designed to monitor compliance with applicable laws and regulations.

- Periodically review the Company's Policy Statement and Conflict of Interest Guide. Review the results of the annual survey of employees in key positions.

- Review a summary of the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

- Discuss any exceptions identified by the independent auditor resulting from their review of the Company's quarterly reports on Form 10-Q.

- Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

- Report through the Chairman to the Board following any meeting of the audit committee.

- Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee has certain responsibilities and powers, as set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Policy Statement and Conflict of Interest Guide. The Audit Committee shall be entitled to rely on management and the independent auditor in fulfilling its oversight and all other responsibilities to it herein.

Rowan Companies, Inc. 2002 Proxy Statement

                                                                      APPENDIX B
--------------------------------------------------------------------------------

             1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN, AS AMENDED
--------------------------------------------------------------------------------

1. Purpose. The Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan (the "Plan") is intended to promote the interests of Rowan Companies, Inc. (the "Company") and its stockholders by allowing officers and other key personnel of the Company and its subsidiaries the opportunity to invest in corporate debt in the form of the Company's floating interest rate subordinated debentures (the "Debentures") which are convertible into shares of Preferred stock, $1 par value, of the Company (the "Preferred Stock"), which shares of Preferred Stock are convertible into shares of common stock of the Company (the "Common Stock"), thereby giving key personnel added incentive to work toward the continued growth and success of the Company. The Company's Board of Directors also contemplates that the Plan will enable the Company and its subsidiaries to compete more effectively for the services of management personnel needed for the continued growth and success of the Company.

2. Issuance of the Debentures. The Company shall have authority to issue Debentures in such amounts and to such of the key employees of the Company and its subsidiaries (as defined by Section 425 of the Internal Revenue Code of 1954, as amended) as the Committee (as defined in Section 9) shall from time to time determine. Such employees purchasing Debentures are designated herein as "Purchasers".

3. General Terms and Conditions of the Debentures.

  3.1. General. The Committee shall from time to time determine with respect to each series of Debentures to be issued the interest rate thereof, the conversion price applicable thereto (including the conversion ratio of the Preferred Stock), and such other terms and conditions of the Debentures, all to the extent not inconsistent with the provisions of this Plan.

  3.2. Form and Term of Debentures. Debentures will be issued in series, the terms and conditions of which may differ among series and shall be in such form and in such denominations as the Committee may approve. Each series will be due not earlier than five years, or later than ten years, from the date of issuance, or on such earlier date as the Company redeems any Debentures, which date is referred to herein as the "Due Date".

  3.3. Conversion of the Debentures. Subject to the provisions of this Section 3.3, the Debentures will be convertible at the conversion price in effect at the time of conversion into fully paid and non-assessable shares of Preferred Stock, which will immediately be convertible into fully paid and non-assessable shares of Common Stock of the Company, at any time in portions and after time periods determined by the Committee, which in no event will be less than one year after the date of issuance until the close of business on the Due Date. Each series of Debentures shall be convertible into a separate series of Preferred Stock. The conversion privilege with respect to any Debenture may be exercised only by a Purchaser thereof, by the estate of a deceased Purchaser or a beneficiary under such estate, or by a transferee of the Debenture as provided for therein.

Upon termination of a Purchaser's employment except as described in (a), (b),
(c) or (d) below, a Purchaser's conversion privilege shall terminate. Upon termination of employment as described in any of (a), (b), (c) or (d) below, the Purchaser may thereafter exercise his conversion privilege at any time prior to the earlier of the Due Date or:

  (a) If Employee's employment with the Company terminates by reason of Retirement (as defined in Appendix I hereto), the date which is five years following the date of such Retirement, but only as to the portion or portions of the Debenture as provided for therein that Purchaser was entitled to convert as of the date of such Retirement, plus such additional portion or portions, if any, that the Committee, in its sole discretion, determines to be convertible as of the date of such Retirement.

  (b) If Employee dies within the five-year period following the date of Employee's termination of employment by reason of Retirement (in which case conversion may be effected as applicable by

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Rowan Companies, Inc. 2002 Proxy Statement

  Employee's estate, or the person who acquires this Debenture by bequest or inheritance or otherwise by reason of the death of Employee), the date which is two years following the date of Employee's death, but only as to the portion or portions of the Debenture as provided for therein that Purchaser was entitled to convert as of the date Employee's employment terminated by reason of Retirement.

  (c) If Employee's employment with the Company terminates by reason of Disability (as defined in Appendix I hereto), Employee may convert this Debenture in full at any time during the period of five years following the date of such termination.

  (d) If Employee dies while in the employ of the Company or within the five-year period following the date of Employee's termination of employment by reason of Disability, Employee's estate, or the person who acquires this Debenture by bequest or inheritance or by reason of the death of Employee, may convert this Debenture in full at any time during the period of two years following the date of Employee's death.

In the case of (a), (b), (c) and (d), any and all questions as to whether and when there has been a termination of a Purchaser's employment, and the cause of such termination, shall be determined by the Committee using whatever evidence as it may require, such determination or determinations being final and controlling on all interested parties.

The conversion privilege with respect to any Debenture (i) will terminate if the Purchaser, without the Company's consent, sells, assigns, transfers, pledges, hypothecates or otherwise disposes of a Debenture except as permitted by Section
3.4 and (ii) will not be exercisable during such time as the Debenture is pledged to secure loans as permitted by Section 3.4.

  In no event may any Purchaser or the estate of a deceased Purchaser or a beneficiary under such estate exercise the conversion privilege associated with a Debenture prior to one year from the date of issuance of such Debenture or after the Due Date.

  Notwithstanding the foregoing or any provision in the Plan to the contrary, effective with the occurrence of a Corporate Change, as defined in the Company's Restated 1988 Nonqualified Stock Option Plan, each Debenture that has been issued and outstanding for more than one year as of the date of the Corporate Change shall automatically be fully convertible on and after the date of such Corporate Change.

  3.4. Transfer and Pledge of Debentures. A Purchaser may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of a Debenture except by
  (i) will or the laws of descent and distribution or (ii) a pledge ("Permitted Pledge") of Debentures to a lender (which may be the Company if a loan is made pursuant to Section 8 hereof) as security for loans to provide all or part of the financing to purchase the Debentures. If such loan shall be made by other than the Company, the Purchaser shall give advance written notice to the Company prior to making any Permitted Pledge and the Purchaser and such Lender shall give notice of discharge of any Debenture from a Permitted Pledge, which notice shall be conclusive evidence that the conversion privilege with respect to such Debenture will again be exercisable subject to the provisions of
  Section 3.3.

  3.5. Redemption of Debentures. The Company may, upon at least thirty days prior written notice to the affected Debenture holder or holders, redeem on any interest payment date, any or all of the Debentures issued under this Plan. The Company shall redeem on the next interest payment date after termination of the conversion privilege with respect thereto any Debenture with respect to which the conversion privilege has terminated pursuant to clauses (a), (b), (c) or (d) of Section 3.3. The holder of any Debenture redeemed pursuant to this Section 3.5 shall be entitled to receive only the face amount of the Debenture plus accrued interest thereof to the Due Date.

4. Authorized Amount of Debentures. The Company may issue up to $35,000,000 in aggregate principal amount of all Debentures (which number reflects an increase of $5,000,000 in aggregate principal amount of all Debentures effective as of April 26, 2002).

5. Effective Date. The Plan shall become effective upon approval thereof by the vote of the holders of a

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Rowan Companies, Inc. 2002 Proxy Statement

majority of the shares of Common Stock of the Company voting at the 1998 Annual Meeting of Stockholders, and shall expire when all of the Company's obligations with respect to all of the outstanding Debentures have been discharged; provided, however, that no Debenture shall be issued after April 24, 2008.

6. Offers and Sales Price of Debentures. The Debentures shall be sold by the Company to Purchasers at a price equal to the higher of (a) face value plus any accrued interest to the date of sale or (b) the fair market value of the Debentures as of the date the Purchaser elects to purchase the Debentures, as determined by an independent investment banking firm. If the Internal Revenue Service determines that the value of a Debenture at the time of sale exceeded its sale price and if (a) the Company receives a federal income tax benefit as a result of such determination and (b) the Purchaser has contested such determination in a manner which the Company determines to be appropriate under the circumstances, then the Company will pay to the Purchaser or his estate or a beneficiary under his estate the lesser of (x) the federal income tax benefit derived by the Company as a result of the sale of the Debenture to the Purchaser or (y) the amount estimated by the Company (based on the highest marginal federal income tax rate applicable with respect to compensation income for the year in which the sale occurred and the amount determined by the Internal Revenue Service to be taxable income to the Purchaser as a result of his purchase of the Debenture) to be Purchaser's federal income tax liability resulting from his purchase of the Debenture.

The Debentures may be offered only on the dates of regularly-scheduled meetings of the Company's Board of Directors (any such date is referred to herein as an "Offering Date"). An employee may elect to purchase all or none of the Debentures offered to him on an Offering Date by giving written notice to the Company of his election within 10 business days of such Offering Date. Payment for such Debentures shall be in cash or in Common Stock (valued at the mean of the high and low sales price of Common Stock prior to the date of such payment, as shown on the Composite Tape for securities listed on the New York Stock Exchange) and shall be made within 20 business days of such Offering Date.

7. Conversion Price. The price (the "Conversion Price") at which shares of Preferred Stock shall be delivered upon conversion of a series of Debentures shall be set at a price at least equal to the mean of the high and low sales price of the Company's Common Stock on the date of sale of such series of Debentures, as shown on the Composite Tape for securities listed on the New York Stock Exchange. The number of shares of Common Stock which shall be delivered upon conversion of any shares of a series of Preferred Stock (the "Conversion Ratio") shall not exceed the face value of the related Debentures which were converted into such Preferred Stock divided by the mean of the high and low sales price of the Company's Common Stock on the date of sale of such series of Debentures, as shown on the Composite Tape for securities listed on the New York Stock Exchange. Upon any change in the capital stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to stockholders, appropriate adjustments to the Conversion Price and Conversion Ratio and the kind of shares delivered upon conversion of the Debentures and Preferred Stock may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) with respect to both outstanding and unissued Debentures and Preferred Stock. If the Internal Revenue Service determines that the conversion of Debentures into Preferred Stock or that the subsequent conversion of Preferred Stock into Common Stock is a taxable transaction and if (a) the Company receives a federal income tax benefit as a result of such determination and (b) the Purchaser has contested such determination in a manner which the Company deems to be appropriate under the circumstances, then the Company will pay the Purchaser or his estate or a beneficiary under his estate the lesser of (x) the federal income tax benefit derived by the Company with respect to such conversion or (y) the amount estimated by the Company (based on the highest marginal federal income tax rate applicable with respect to

Rowan Companies, Inc. 2002 Proxy Statement

compensation income for the year in which the conversion occurred and the amount determined by the Internal Revenue Service to be taxable income to the Purchaser as a result of such conversion) to be Purchaser's federal income tax liability resulting from such conversion.

8. Company Loans. The Company may, from time to time, make loans ("Company Loans") to Purchasers for the purpose of providing all or part of the financing necessary to purchase any Debenture; provided, however, that the maximum amount of the Company Loan shall not exceed the purchase price of the Debentures. Subject to the foregoing, Company Loans may be made to such Purchasers in such amounts bearing interest at such rates (not less than the higher of the interest rate on the Debenture or a floating rate determined under Sections 483 and 1274(d) of the Internal Revenue Code of 1986, as amended), shall be secured by a pledge of and lien on the Debenture (which may be inferior to the pledge and lien securing a bank loan) and on such other terms and conditions as the Committee may from time to time approve.

9. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Committee"), which shall consist of three or more persons. No Debentures may be sold to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is a "disinterested person" within the meaning of Paragraph
(d)(3) of Rule 16b-3, under the Securities Exchange Act of 1934 or any successor thereto as then in effect ("Rule 16b-3"). The members of the Committee shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

Subject to the foregoing paragraphs, the Committee shall interpret the Plan and the Debentures sold under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Debenture in the manner and to the extent the Committee deems desirable to administer the Plan or the Debentures. The Committee's determination of any matter within its authority shall be conclusive and binding upon the Company and all other persons.

10. Amendment and Discontinuance. Subject to the provisions of this Section 10, the Committee may amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan may:

  (a) Without the consent of the holder of a Debenture, terminate his Debenture or adversely affect his rights under the Debenture in any material respect;

  (b) Without the consent of a majority of the shares of voting stock of the Company voting at any meeting of Stockholders (i) increase the amount of Debentures available under the Plan, (ii) change materially the persons eligible to purchase Debentures under the Plan, (iii) increase materially the benefits under the Plan, or (iv) extend the termination date of the Plan; or

  (c) Cause the plan to fail to meet the requirements of Rule 16b-3.

11. Other Provisions.

  (a) The Purchaser of a Debenture shall not be entitled to any rights as a stockholder of the Company until such Purchaser has exercised the conversion privilege contained in the Debenture.

  (b) No Debenture shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of a Purchaser to whom a Debenture has been sold.

  (c) Notwithstanding any provision of the Plan or the terms of any Debenture sold pursuant to the Plan, (i) the Company shall not be required to issue any Debentures hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law, or of the rules or regulations of any governmental regulatory body, and (ii) any amount of interest paid or payable on a Debenture which exceeds the amount legally payable to a Purchaser under the applicable usury laws will be paid by the Company as compensation to the Purchaser.

Rowan Companies, Inc. 2002 Proxy Statement

--------------------------------------------------------------------------------

            APPENDIX I TO 1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN
--------------------------------------------------------------------------------

Retirement. For purposes of the Plan, a Purchaser shall be deemed to have terminated employment by reason of "Retirement" if such Purchaser voluntarily terminates employment on or after having attained the age of 60 while employed by the Company or an affiliate of the Company.

Disability. For purposes of the Plan, a Purchaser shall be deemed to have terminated his employment with the Company or an affiliate of the Company by reason of "Disability" if at the time of such termination of employment he has a mental or physical condition which totally and presumably permanently prevents him from engaging in any substantial gainful employment with the Company which
(i) did not arise while engaged in or as a result of being engaged in an illegal act or enterprise, (ii) did not result from chronic alcoholism, addiction to narcotics or the use of illegal or unauthorized drugs in any manner, (iii) did not result from service in the Armed Forces of the United States which entitled the Purchaser to a veteran's disability pension, and (iv) did not arise while employed by an employer other than the Company or a subsidiary or affiliated corporation of the Company. The existence of such Disability must be certified by two duly licensed and practicing physicians selected, respectively, at the direction of the Committee and at the direction of the Purchaser or his representative. If they fail to agree, a third physician shall be selected at the direction of the Committee, and the determination of any two of such three physicians shall be final and controlling on all interested parties. The determination of any such physicians shall be evidenced by appropriate written certifications delivered to the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, waive the requirement for certification of Disability by licensed physicians, and, in lieu of such certification, rely on such other appropriate medical evidence of Disability as is deemed satisfactory by the Committee.

Rowan Companies, Inc. 2002 Proxy Statement

                                                                      APPENDIX C
--------------------------------------------------------------------------------

            RESTATED 1988 NONQUALIFIED STOCK OPTION PLAN, AS AMENDED
--------------------------------------------------------------------------------

I. Purpose of the Plan. The Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees of Rowan Companies, Inc., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan are not intended to be incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan constitutes a restatement and continuation without gap or interruption of the Rowan Companies, Inc. 1988 Nonqualified Stock Option Plan. The effective date of the restatement of the Plan is April 24, 1998. As restated, the Plan governs both Options granted after April 24, 1998 and, unless otherwise specifically provided herein, Options granted before April 24, 1998.

II. Administration. The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"). Unless the Board determines otherwise, the Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. Option Agreements. A. Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement"), which shall contain such terms, and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical.

B. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock as reported on the New York Stock Exchange; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder or the foregoing methodology is not appropriate for determining the fair market value of Stock as determined by the Committee for any reason, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

C. Except as provided herein, each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or, in the case of the Optionee's death or incapacity, by the Optionee's guardian or legal representative. The Committee may, in its discretion, provide in an Option agreement that any Option may be transferred in whole or in part.

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Rowan Companies, Inc. 2002 Proxy Statement

IV. Eligibility of Optionee. Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same individual on more than one occasion.

V. Shares Subject to the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 14,000,000 shares of Stock (which number reflects an increase of 4,000,000 shares effective as of April 26, 2002). Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

VI. Option Price. The purchase price of Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the par value of Stock.

VII. Term of Plan. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after January 21, 2008. The expiration of the Plan will not affect the validity of Options outstanding at that time.

VIII. Recapitalization or Reorganization. A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

B. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

C. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the

Rowan Companies, Inc. 2002 Proxy Statement

1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than
(a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

D. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

E. Any adjustment provided for in Sub paragraphs (b) or (c) above shall be subject to any required shareholder action.

F. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the

Rowan Companies, Inc. 2002 Proxy Statement

number of shares of Stock subject to Options theretofore granted or the purchase price per share.

IX. Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would materially impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, or extend the term of the Plan, without the approval of the shareholders of the Company.

X. Securities Laws. A. The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

B. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3. Nevertheless, the Board shall have discretion to cause the Plan to be administered or otherwise operated without complying with Rule 16b-3, and none of the Board, the Committee, or the Company shall be liable to any Optionee or other person for failure of the Plan or any award under the Plan to comply with Rule 16b-3.

PROXY
                              ROWAN COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 26, 2002 or any adjournment thereof.

IF CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

          (Continued, and to be dated and signed, on the reverse side)


--------------------------------------------------------------------------------

                              ROWAN COMPANIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


The Board of Directors unanimously recommends a vote FOR:

1. Electing these nominees for Class II Directors: 01 - R. G. Croyle,             For      Withhold      For All
   02 - D. F. McNease and 03 - Lord Moynihan (Except nominee(s) written below     All        All          Except
   from whom vote is withheld)                                                    [ ]        [ ]            [ ]

   -----------------------------------------------------------------------------

2. Approving an increase in the aggregate principal amount of debentures          For       Against        Abstain
   offerable under the Rowan Companies, Inc. 1998 Convertible Debenture           [ ]        [ ]            [ ]
   Incentive Plan


3. Approving an increase in the total shares grantable under the Rowan            For       Against        Abstain
   Companies, Inc. Restated 1988 Nonqualified Stock Option Plan                   [ ]        [ ]            [ ]


4. In their discretion, the proxies are authorized to vote on any other matter properly coming before the meeting.


                                    --------------------------------------------
                                                   Signature

                                    --------------------------------------------
                                               Signature if held jointly

                                    Dated________________________________ , 2002
                                    Please complete, sign and return this proxy promptly in the enclosed envelope. Sign exactly as the name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. When shares are held by joint tenants, both should sign. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If shares are registered in more than one name, all holders must sign.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                             YOUR VOTE IS IMPORTANT!

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.